Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 18, 2017

OneMain Holdings, Inc.
601 N.W. Second Street
Evansville, Indiana 47708

Re:          OneMain Holdings, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as special counsel to OneMain Holdings, Inc., a Delaware corporation (the “Company”), in connection with the public offering by Springleaf Financial Holdings, LLC (the “Selling Stockholder”) of 7,500,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3ASR (File No. 333-221391) of the Company and Springleaf Finance Corporation, an Indiana corporation, relating to the Common Stock and other securities of the Company filed on November 7, 2017, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated November 7, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated December 13, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

OneMain Holdings, Inc.
December 18, 2017

(d) the prospectus supplement, dated December 13, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) an executed copy of the Underwriting Agreement, dated December 13, 2017 (the “Underwriting Agreement”), among the Company, the Selling Stockholder, and Morgan Stanley & Co. LLC as Underwriter (the “Underwriter”), relating to the sale by the Selling Stockholder to the Underwriter of the Securities;

(f) an executed copy of a certificate of Jack R. Erkilla, Senior Vice President and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of the Company’s Certificate of Incorporation, in effect on October 9, 2013, certified by the Secretary of State of the State of Delaware as of December 13, 2017, and certified pursuant to the Secretary’s Certificate;

(h) a copy of the Company’s Amended and Restated Bylaws, in effect on October 9, 2013 and certified pursuant to the Secretary’s Certificate; and

(i) a copy of certain resolutions of the Board of Directors of the Company, adopted on October 9, 2013, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

OneMain Holdings, Inc.
December 18, 2017

In rendering the opinion set forth in the preceding paragraph, we have assumed that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of the Securities has been received in full by the Company.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus.  We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJS